Exhibit 10.18

Consulting Agreement

This consulting agreement (the “Agreement”) is made and entered on this day 1st day of July, 2019 (the “Effective Date”) by and between PYP Enterprises (hereinafter referred to as the “Consultant”) and Electromedical Technologies, Inc. (hereinafter referred to as the “Client”).

1.	Services

The Consultant will provide strategic business services to the Client, which may include: Assisting with the Compensation Plan, Consulting on MLM program, Website design and SEO consulting.

2.	Compensation and Reimbursement of Expenses

The Client agrees to pay the Consultant a fixed fee of ten thousand (10,000) r e st r ic t e d common shares for the services provided. This fee shall cover services pursuant to Section 1 of this Agreement. The total amount owed per this agreement shall be deemed earned in full on September 30, 2019. For purposes of this agreement, the shares are va1ued at $0.71 per share.

The Consultant will maintain adequate documentation and records to support all costs invoiced to the Client including receipts for travel related expenses however, such expenses must be approved by the Client prior to being incurred by Consultant.

Payments made by the Client to the Consultant will not deduct any taxes and the Client will provide the Consultant with IRS Form 1099 at the end of each calendar year. For purposes of issuing IRS Form 1099, the Consultant will provide a social security number upon execution of his agreement.

The shares of Common Stock provided for a compensation to Consultant may not be sold or transferred unless:

(i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Consultant or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”).

The certificate for shares of Common Stock has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HA VE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.	Term and Termination

This agreement will commence on the effective date set forth and continue for a period of t h r e e months from the effective date unless terminated earlier. Either party may terminate this agreement at any time upon thirty-day (30) notification. The Client may at its option agree to renew, extend and revise this agreement prior to its expiration.

4.	Confidential Information

Both parties acknowledge that there is an exchange of confidential and proprietary information associated with this agreement. Confidential and proprietary information may include documents, communications, plans, processes, formulations, data, know-how, financial information, techniques, methods, customers, suppliers, partners, patents, trademarks, designs, and other forms of tangible or intangible artifacts owned by the Client. Confidential and proprietary information does not include information within the public domain, information that has been publicly known prior to the execution of this agreement, or information that the Consultant developed independent of any confidential information.

The Consultant will not divulge, disseminate, publish or otherwise disclose any information without the prior consent of the Client. The Consultant will not use any information for purposes other than the performance of services described in this agreement. The Client agrees to not disclose confidential information to the Consultant except to the extent that the Consultant requires this information to fulfill the obligations within this agreement.

If the Client has any concerns over the sharing of sensitive information and requires additional control measures, the Consultant will establish secured means of information sharing that are mutually agreeable to both parties. These control measures may include restricting who can copy, print, or change documents during the course of the engagement.

5.	Indemnification

Notwithstanding other provisions of this agreement, the Client shall indemnify, defend and hold harmless the Consultant against claims, liabilities, damages, losses or other obligations, which may arise from this agreement.

6.	Relationship of Parties

The parties agree that this agreement creates an independent contractor relationship, not an employment relationship. Neither party is, nor shall claim to be, a legal agent, representative, partner, or employee of the other, and neither shall have the right or authority to contract in the name of the other, nor shall it assume or create any obligations, debts, accounts or liabilities for the other.

7.	Role of the Consultant

The Consultant will not make management decisions on behalf of the Client. The role of the Consultant shall be advisory in nature with no perceived conflicts of interest prior to, during or after the engagement with the Client. This role will also extend to any third parties that the Consultant may use during the course of the engagement.

8.	Reliance on Client Provide Information

Regarding any information or material that the Company furnishes to Consultant or any other entity in connection with this Agreement, the Company acknowledges and confirms that (i) Consultant will use and rely on such information and material without independently verifying the same, (ii) Consultant does not assume responsibility for the accuracy or completeness of any of the information or material, (iii) Consultant will not make any appraisal, evaluation or independent determination regarding such information or material or the Company and (iv) Consultants shall not have any liability in connection with such information or material. The Company represents to Consultant that the information and material to be furnished by the Company, when delivered, will be true, complete and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company shall promptly notify Consultants if it learns of any material inaccuracy or misstatement in, or material omission from, any information or material delivered to Consultant.

9.	Quality Assurance and Control

In an effort to ensure that the Consultant provides high quality work, the Client will assign the CEO of the Client company to review and approve the work of the Consultant. In the event that the Consultant uses a third party, the Consultant is responsible for the quality of the work delivered by the third party.

10.	Non-Agent of Client

It is understood that Consultant is not acting as agent or fiduciary of, and have no liabilities to, the equity holders of the Company or any other third party in connection with this Agreement or any introductions, services or transactions hereunder, all of which liabilities are expressly waived.

11.	Clawback

The compensation granted under this agreement are subject to the terms of the client’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances (e.g. failure to perform throughout the term, gross negligence, violation of State laws, violation of SEC regulations) require repayment or forfeiture of compensation or any shares of Common Stock or other cash or property received.

12.	Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the state of A r i z o n a applicable to agreements negotiated, executed and to be performed in the state, without regard to the choice or conflicts of law rules or principles of that state. The parties hereto hereby consent to the jurisdiction of the state courts located in Scottdale, Arizona, over the parties and any disputes, claims, actions, suits and proceeding relating to this agreement or the transactions contemplated herein.

13.	NOTICES. All notices to be furnished pursuant to this Agreement shall be by email as follows:

If to the Client: Matthew Wolfson

Email: CEO@electromed.com

With a copy to:

Eric P. Littman, Esquire

Email: littmanlaw@gmail.com

If to Consultant:

PYP Enterprises

Email: cgmusc@gmail.com

14. Entire Agreement

This agreement represents the entire understanding of the parties superseding all prior agreements, understandings and discussions whether conveyed orally or in writing, and there are no other warranties, commitments, understandings or representations with respect to this agreement.

I represent that I have the authority to enter into this agreement:

PYP ENTERPRISES

By: ______________________

Caren Glasser, President

ELECTROMEDICAL TECHNOLOGIES, INC.

By: ______________________

Matthew Wolfson, CEO